Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 2, 2013	Timothy Silverstein Investor Relations 716-857-6987

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, NY:  National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the second quarter of fiscal 2013 and for the six months ended March 31, 2013.

HIGHLIGHTS

●    Earnings for the second quarter of fiscal 2013 of $85.7 million, or $1.02 per share, increased $18.3 million, or $0.21 per share, compared to $67.4 million, or $0.81 per share, for the prior year’s second quarter.  The increase is due to higher earnings across all segments.

●    Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the second quarter of fiscal 2013 were $243.0 million compared to $201.5 million for the prior year’s second quarter, an increase of 21%.

●    Seneca Resources Corporation’s (“Seneca”) second quarter production of natural gas and crude oil was 28.8 billion cubic feet equivalent (“Bcfe”), an increase of 10.4 Bcfe, or approximately 57%.

●    In the Pipeline and Storage segment, second quarter earnings of $16.8 million, or $0.20 per share, increased 31% compared to the prior year’s second quarter.  The increase is largely driven by higher revenues from contracts with non-affiliated shippers to transport gas through the Northern Access and Line N 2012 Expansion pipeline projects that were placed in service in the first quarter.

●    The Company is revising its GAAP earnings guidance range for fiscal 2013 to a range of $2.95 to $3.10 per share.  The previous earnings guidance had been a range of $2.75 to $3.00 per share.  This revised guidance assumes flat NYMEX equivalent pricing of $4.00 per Million British Thermal Units (“MMBtu”) for natural gas (Henry Hub) and $85 per barrel (“Bbl”) for crude oil (West Texas Intermediate) for unhedged production for the remainder of the fiscal year.  Production for the entire 2013 fiscal year is projected to be between 110 to 118 Bcfe.  The previous guidance for projected production was between 102 and 112 Bcfe.

●    A conference call is scheduled for Friday, May 3, 2013, at 11 a.m. Eastern Standard Time.

-more-

Page 2.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated:  “Results across our system during the second quarter were outstanding, with all of our major subsidiaries contributing to an overall 20 percent increase in consolidated operating results.

“Seneca Resources continues to have impressive operating results in its Marcellus Shale program.  Those operations helped drive the remarkable 57 percent increase in production compared to the prior year.  At the same time, as Seneca and other Appalachian producers are expanding natural gas production in the region, our midstream businesses continue to capitalize on that growth.  We continue to look at ways to make additional investments in new facilities that can increase system throughput and produce consistent long-term earnings.

“We believe that there are a number of factors that will allow us to continue this positive momentum.  Seneca’s recent success in Lycoming County has driven a significant increase in both our production and earnings forecasts for fiscal 2013.  Looking to next year, the delineation results in our Rich Valley prospect area make us increasingly excited about the long-term potential of our legacy acreage.  The decrease in the volatility of natural gas prices, and the modest upward trend in the futures strip prices should further support interest from shippers in our new pipeline projects.  In short, we remain focused on efficiently deploying capital across our system, generating strong returns and delivering the positive results our shareholders expect.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended March 31, 2013, of $85.7 million, or $1.02 per share, compared to the prior year’s second quarter of $67.4 million, or $0.81 per share, an increase of $18.3 million or $0.21 per share. The increase is due to higher earnings in all segments and the All Other category.  (Note:  All references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

Consolidated earnings for the six months ended March 31, 2012, of $153.7 million, or $1.83 per share, increased $25.6 million, or $0.30 per share, from the same period in the prior year where earnings were $128.1 million or $1.53 per share.

-more-

Page 3.

OPERATING RESULTS

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2013	2012	2013	2012
(in thousands except per share amounts)
Reported GAAP earnings per share	$85,720	$67,392	$153,664	$128,091
Items impacting comparability[1]:
Pennsylvania impact fee		4,034		4,034

Operating Results	$85,720	$71,426	$153,664	$132,125

Reported GAAP earnings per share	$1.02	$0.81	$1.83	$1.53
Items impacting comparability[1]:
Pennsylvania impact fee		0.05		0.05

Operating Results	$1.02	$0.86	$1.83	$1.58

1See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and six months ended March 31, 2013, to the comparable periods in fiscal 2012.  Excluding the one item in the prior fiscal year, Operating Results for the current quarter of $85.7 million, or $1.02 per share, increased $14.3 million, or $0.16 per share, from the prior year’s second quarter where Operating Results were $71.4 million or $0.86 per share.  Excluding this item, Operating Results for the six months ended March 31, 2013, of $153.7 million, or $1.83 per share, increased $21.5 million, or $0.25 per share, compared to the same period in the prior year.  Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 9 through 12 of this report.  It may be helpful to refer to those tables while reviewing this discussion.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”).  Seneca explores for, develops and produces natural gas and oil reserves in Appalachia and California.

The Exploration and Production segment’s earnings in the second quarter of fiscal 2013 of $27.7 million, or $0.33 per share, increased $5.5 million, or $0.06 per share, when compared with the prior year’s second quarter.

-more-

Page 4.

In February 2012, the Commonwealth of Pennsylvania passed legislation that included a “natural gas impact fee.”  The fee was retroactive and applied to wells drilled before and after the legislation was passed.  The impact fee recorded in the second quarter of fiscal 2012 that related to prior fiscal years was $6.2 million (pre-tax).  Excluding this amount from the prior year’s results, Operating Results for the current year’s second quarter increased $1.5 million, or $0.01 per share, when compared with the prior year’s adjusted second quarter.

Overall production of natural gas and crude oil for the current quarter of 28.8 Bcfe increased approximately 10.4 Bcfe, or 56.6 percent, compared to the prior year’s second quarter.  Production from Seneca’s Appalachia properties increased approximately 10.7 Bcfe largely because of Seneca’s strong well results in Lycoming County.  California production of 4.8 Bcfe decreased 6.0 percent compared to the prior year’s second quarter primarily due to a temporary gas transportation issue and natural field decline.

Changes in commodity prices realized after hedging also impacted Operating Results.  The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2013, was $3.98 per thousand cubic feet (“Mcf”), a decrease of $0.66 per Mcf compared to the prior year’s second quarter.  Higher crude oil prices realized after hedging increased earnings.  The weighted average oil price received by Seneca (after hedging) for the quarter ended March 31, 2013, was $99.08 per Bbl, an increase of $5.68 per Bbl.

Depletion expense for the current year’s second quarter increased over last year’s second quarter due to the higher production activity discussed above.  On a per unit basis, depletion decreased $0.25 per thousand cubic feet equivalent (“Mcfe”) due to higher crude oil and natural gas reserve balances at March 31, 2013, compared to the prior year. Lease operating expenses (“LOE”) increased $4.5 million due to higher production and transportation costs.  On a per unit basis, LOE decreased $0.17 per Mcfe.  General and administrative expenses (“G&A”) increased $1.6 million over the prior year’s second quarter due to higher labor expenses; however, on a per unit basis G&A decreased $0.19 per Mcfe. Earnings were also impacted by higher interest expense due to a higher outstanding debt balance and higher state income taxes.

The Exploration and Productions segment’s earnings of $54.4 million, or $0.65 per share, for the six months ended March 31, 2013, increased $1.9 million, or $0.02 per share, when compared with the six months ended March 31, 2012.  Excluding the impact fee discussed above, the Exploration and Production segment’s Operating Results for the six months ended March 31, 2013, of $54.4 million, or $0.65 per share, compared to Operating Results of $56.5 million, or $0.68 per share for the prior year’s six-month period.

Overall production for the six months ended March 31, 2013, increased approximately 45.6 percent to 53.4 Bcfe.  Production from Seneca’s Appalachia properties increased approximately 17.1 Bcfe.  California production of 9.8 Bcfe decreased slightly compared with the prior year’s six-month period for the reasons noted above.

-more-

Page 5.

Changes in commodity prices realized after hedging also impacted earnings.  The weighted average natural gas price received by Seneca (after hedging) for the six months ended March 31, 2013, was $4.03 per Mcf, a decrease of $0.68 per Mcf compared to the prior year’s six-month period.  Higher crude oil prices realized after hedging increased earnings.  The weighted average oil price received by Seneca (after hedging) for the six months ended March 31, 2013, was $97.86 per Bbl, an increase of $5.47 per Bbl.

Depletion, LOE and G&A for the six months ended March 31, 2013, increased compared to the prior year’s six-month period due to the higher production activity discussed above.  On a per unit basis, depletion, LOE and G&A decreased $0.21 per Mcfe, $0.08 per Mcfe and $0.18 per Mcfe, respectively.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”).  The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $16.8 million, or $0.20 per share, for the quarter ended March 31, 2013, increased $4.0 million, or $0.05 per share, when compared with the same period in the prior fiscal year.  The increase in earnings is mainly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects, which were completed and placed in service in the current year’s first quarter.  Earnings also increased due to lower depreciation expense, which was largely driven by a reduction in Supply Corporation’s depreciation rates as required by its 2012 rate case settlement.

The Pipeline and Storage segment’s earnings of $33.7 million, or $0.40 per share, for the six months ended March 31, 2013, increased $10.9 million, or $0.13 per share, when compared with the same period in the prior fiscal year.  The increase was mostly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects and lower depreciation expense as required by Supply’s 2012 rate case settlement.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $34.5 million, or $0.41 per share, for the quarter ended March 31, 2013, increased $6.2 million or $0.07 per share.   Colder weather was the primary reason for the increase in earnings in the current year’s second quarter.  Temperatures in Pennsylvania were 27.6 percent colder in the current year’s second quarter than the second quarter of 2012, which had a significant impact on Pennsylvania earnings.  In New York, the impact of weather variations on earnings is mitigated by that

-more-

Page 6.

jurisdiction’s weather normalization clause.  Lower income taxes as a result of a settlement with taxing authorities also contributed to higher earnings in the Utility segment.

The Utility segment’s earnings of $57.4 million, or $0.68 per share, for the six months ended March 31, 2013, increased from earnings of $47.6 million, or $0.57 per share, for the six months ended March 31, 2012.  Colder weather in Pennsylvania was the main reason for the increase in earnings in the current six-month period.  Temperatures in Pennsylvania were 20.4 percent colder in the six months ended March 31, 2013, than in the prior year’s six-month period.  Lower income taxes as a result of a settlement with taxing authorities as noted above, also contributed to higher earnings in the Utility segment.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment.  NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended March 31, 2013, of $4.3 million increased $1.0 million from the prior year’s second quarter earnings of $3.3 million.  Earnings for the six months ended March 31, 2013, of $4.8 million increased $1.0 million compared to the prior year’s six-month period.  The increase in earnings for the quarter and six-month period was mainly due to higher average margins largely driven by a greater benefit derived from the Energy Marketing segment’s contracts for storage capacity.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company:  National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region, and the Northeast division of Seneca Resources Corporation that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category earnings of $2.4 million, for the quarter ended March 31, 2013, increased $1.6 million compared to the prior year’s second quarter.  Earnings for the six months ended March 31, 2013, of $3.4 million increased $2.0 million compared to the prior year’s six-month period.  The increase in earnings in both the current quarter and six-month period is mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operation.  Midstream’s Trout Run gathering system in Lycoming County, Pa., and its Covington gathering system in Tioga County, Pa., have provided the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

-more-

Page 7.

EARNINGS GUIDANCE

The Company is updating its earnings guidance for fiscal 2013 to reflect actual second quarter results and an increase in our production range.  The revised GAAP earnings range is $2.95 to $3.10 per share.  The previous earnings guidance had been a range of $2.75 to $3.00 per share.  This revised guidance includes forecast oil and gas production for fiscal 2013 for the Exploration and Production segment in the range between 110 and 118 Bcfe (previous production range was between 102 and 112), hedges currently in place, and NYMEX equivalent pricing of $4.00 per MMBtu for natural gas and $85 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 3, 2013, at 11 a.m. (Eastern Time) to discuss this announcement.  There are two ways to access this call.  For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com.  For those without Internet access, access is also provided by dialing (toll-free) 1-800-798-2864, and using the passcode “72803281.”  For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same website link and by phone at (toll-free) 1-888-286-8010 using passcode “25230200.”  Both the webcast and telephonic replay will be available until the close of business on Friday, May 10, 2013.

National Fuel is an integrated energy company with $6.3 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing.  Additional information about National Fuel is available at: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Timothy J. Silverstein	(716) 857-6987
Media Contact:	Karen L. Merkel	(716) 857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to

-more-

Page 8.

which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; changes in price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value, geographic location or delivery date; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance.  The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

-more-

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2013

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated*

Second quarter 2012 GAAP earnings	$22,192	$12,841	$28,275	$3,310	$774	$67,392
Items impacting comparability:
Pennsylvania impact fee	4,034					4,034
Second quarter 2012 operating results	26,226	12,841	28,275	3,310	774	71,426

Drivers of operating results
Higher (lower) crude oil prices	2,551					2,551
Higher (lower) natural gas prices	(10,568)					(10,568)
Higher (lower) natural gas production	32,047					32,047
Higher (lower) crude oil production	(2,070)					(2,070)
Lower (higher) lease operating expenses	(4,475)					(4,475)
Lower (higher) depreciation / depletion	(10,926)	695			(590)	(10,821)
Higher (lower) processing plant and other revenues	(1,710)					(1,710)

Higher (lower) transportation and storage revenues		4,776				4,776
Higher (lower) efficiency gas revenues		(634)				(634)
Higher (lower) gathering and processing revenues					3,169	3,169
Lower (higher) operating expenses	(1,870)				(298)	(2,168)
Lower (higher) property, franchise and other taxes	1,174					1,174

Colder weather			5,432			5,432
Regulatory true up adjustments			(608)			(608)
Higher (lower) capacity release revenues			(478)			(478)

Higher (lower) margins				917	(258)	659

(Higher) lower interest expense	(1,853)		879			(974)

Lower (higher) income tax expense / effective tax rate	(870)	(621)	1,470			(21)

All other / rounding	55	(261)	(454)	56	(383)	(987)

Second quarter 2013 GAAP earnings	$27,711	$16,796	$34,516	$4,283	$2,414	$85,720

* Amounts do not reflect intercompany eliminations

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2013

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated*

Second quarter 2012 GAAP earnings	$0.27	$0.15	$0.34	$0.04	$0.01	$0.81
Items impacting comparability:
Pennsylvania impact fee	0.05					0.05
Second quarter 2012 operating results	0.32	0.15	0.34	0.04	0.01	0.86

Drivers of operating results
Higher (lower) crude oil prices	0.03					0.03
Higher (lower) natural gas prices	(0.13)					(0.13)
Higher (lower) natural gas production	0.38					0.38
Higher (lower) crude oil production	(0.02)					(0.02)
Lower (higher) lease operating expenses	(0.05)					(0.05)
Lower (higher) depreciation / depletion	(0.13)	0.01			(0.01)	(0.13)
Higher (lower) processing plant and other revenues	(0.02)					(0.02)

Higher (lower) transportation and storage revenues		0.06				0.06
Higher (lower) efficiency gas revenues		(0.01)				(0.01)
Higher (lower) gathering and processing revenues					0.04	0.04
Lower (higher) operating expenses	(0.02)				-	(0.02)
Lower (higher) property, franchise and other taxes	0.01					0.01

Colder weather			0.06			0.06
Regulatory true-up adjustments			(0.01)			(0.01)
Higher (lower) capacity release revenues			(0.01)			(0.01)

Higher (lower) margins				0.01	-	0.01

(Higher) lower interest expense	(0.02)		0.01			(0.01)

Lower (higher) income tax expense / effective tax rate	(0.01)	(0.01)	0.02			-

All other / rounding	(0.01)	-	-	-	(0.01)	(0.02)

Second quarter 2013 GAAP earnings	$0.33	$0.20	$0.41	$0.05	$0.03	$1.02

* Amounts do not reflect intercompany eliminations

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2013

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2012 GAAP earnings	$52,507	$22,801	$47,628	$3,739	$1,416	$128,091
Items impacting comparability:
Pennsylvania impact fee	4,034					4,034
Six months ended March 31, 2012 operating results	56,541	22,801	47,628	3,739	1,416	132,125

Drivers of operating results
Higher (lower) crude oil prices	4,994					4,994
Higher (lower) natural gas prices	(19,786)					(19,786)
Higher (lower) natural gas production	51,836					51,836
Higher (lower) crude oil production	(2,328)					(2,328)
Lower (higher) lease operating expenses	(9,084)					(9,084)
Lower (higher) depreciation / depletion	(17,711)	1,713			(1,218)	(17,216)
Higher (lower) processing plant and other revenues	(1,806)					(1,806)

Higher (lower) transportation and storage revenues		10,302				10,302
Higher (lower) efficiency gas revenues		(254)				(254)
Higher (lower) gathering and processing revenues					4,545	4,545
Lower (higher) operating expenses	(4,820)		1,347		(370)	(3,843)
Lower (higher) property, franchise and other taxes	711					711

Colder weather			6,565			6,565
Higher (lower) capacity release revenues			(658)			(658)

Higher (lower) margins				928	(206)	722

Lower (higher) interest expense	(4,058)		832			(3,226)

(Higher) lower income tax expense	(231)	(978)	2,004			795

All other / rounding	133	144	(324)	111	(794)	(730)

Six months ended March 31, 2013 GAAP earnings	$54,391	$33,728	$57,394	$4,778	$3,373	$153,664

*Amounts do not reflect intercompany eliminations

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2013

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2012 GAAP earnings	$0.63	$0.27	$0.57	$0.04	$0.02	$1.53
Items impacting comparability:
Pennsylvania impact fee	0.05					0.05
Six months ended March 31, 2012 operating results	0.68	0.27	0.57	0.04	0.02	1.58

Drivers of operating results
Higher (lower) crude oil prices	0.06					0.06
Higher (lower) natural gas prices	(0.24)					(0.24)
Higher (lower) natural gas production	0.62					0.62
Higher (lower) crude oil production	(0.03)					(0.03)
Lower (higher) lease operating expenses	(0.11)					(0.11)
Lower (higher) depreciation / depletion	(0.21)	0.02			(0.01)	(0.20)
Higher (lower) processing plant and other revenues	(0.02)					(0.02)

Higher (lower) transportation and storage revenues		0.12				0.12
Higher (lower) efficiency gas revenues		-				-
Higher (lower) gathering and processing revenues					0.05	0.05
Lower (higher) operating expenses	(0.06)		0.02		-	(0.04)
Lower (higher) property, franchise and other taxes	0.01					0.01

Colder weather			0.08			0.08
Higher (lower) capacity release revenues			(0.01)			(0.01)

Higher (lower) margins				0.01	-	0.01

Lower (higher) interest expense	(0.05)		0.01			(0.04)

(Higher) lower income tax expense	-	(0.01)	0.02			0.01

All other / rounding	-	-	(0.01)	0.01	(0.02)	(0.02)

Six months ended March 31, 2013 GAAP earnings	$0.65	$0.40	$0.68	$0.06	$0.04	$1.83

*Amounts do not reflect intercompany eliminations

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2013	2012	2013	2012
Operating Revenues	$597,826	$552,309	$1,050,680	$984,732

Operating Expenses:
Purchased Gas	209,817	208,537	331,735	340,730
Operation and Maintenance	122,303	118,047	230,035	218,106
Property, Franchise and Other Taxes	22,685	30,477	42,348	49,707
Depreciation, Depletion and Amortization	80,030	63,151	152,361	125,698
	434,835	420,212	756,479	734,241

Operating Income	162,991	132,097	294,201	250,491

Other Income (Expense):
Interest Income	140	192	1,526	1,297
Other Income	1,087	1,654	2,501	2,990
Interest Expense on Long-Term Debt	(22,786)	(20,425)	(44,234)	(39,066)
Other Interest Expense	(526)	(1,253)	(1,595)	(2,023)

Income Before Income Taxes	140,906	112,265	252,399	213,689

Income Tax Expense	55,186	44,873	98,735	85,598

Net Income Available for Common Stock	$85,720	$67,392	$153,664	$128,091

Earnings Per Common Share:
Basic	$1.03	$0.81	$1.84	$1.54
Diluted	$1.02	$0.81	$1.83	$1.53

Weighted Average Common Shares:
Used in Basic Calculation	83,498,508	83,107,884	83,443,805	82,988,750
Used in Diluted Calculation	84,159,734	83,678,261	84,127,705	83,712,681

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2013	2012

ASSETS
Property, Plant and Equipment	$6,954,180	$6,615,813
Less - Accumulated Depreciation, Depletion and Amortization	2,007,535	1,876,010
Net Property, Plant and Equipment	4,946,645	4,739,803

Current Assets:
Cash and Temporary Cash Investments	112,413	74,494
Hedging Collateral Deposits	750	364
Receivables - Net	203,099	115,818
Unbilled Utility Revenue	41,735	19,652
Gas Stored Underground	14,443	49,795
Materials and Supplies - at average cost	31,538	28,577
Other Current Assets	51,731	56,121
Deferred Income Taxes	34,241	10,755
Total Current Assets	489,950	355,576

Other Assets:
Recoverable Future Taxes	150,721	150,941
Unamortized Debt Expense	17,698	13,409
Other Regulatory Assets	556,310	546,851
Deferred Charges	7,829	7,591
Other Investments	92,746	86,774
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	6,471	27,616
Other	843	1,105
Total Other Assets	838,094	839,763
Total Assets	$6,274,689	$5,935,142

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 83,521,745 Shares
and 83,330,140 Shares, Respectively	$83,522	$83,330
Paid in Capital	676,615	669,501
Earnings Reinvested in the Business	1,398,999	1,306,284
Accumulated Other Comprehensive Loss	(117,023)	(99,020)
Total Comprehensive Shareholders' Equity	2,042,113	1,960,095
Long-Term Debt, Net of Current Portion	1,649,000	1,149,000
Total Capitalization	3,691,113	3,109,095

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	-	171,000
Current Portion of Long-Term Debt	-	250,000
Accounts Payable	95,095	87,985
Amounts Payable to Customers	18,239	19,964
Dividends Payable	30,486	30,416
Interest Payable on Long-Term Debt	30,741	29,491
Customer Advances	145	24,055
Customer Security Deposits	17,138	17,942
Other Accruals and Current Liabilities	140,056	79,099
Fair Value of Derivative Financial Instruments	41,498	24,527
Total Current and Accrued Liabilities	373,398	734,479

Deferred Credits:
Deferred Income Taxes	1,179,594	1,065,757
Taxes Refundable to Customers	65,066	66,392
Unamortized Investment Tax Credit	1,792	2,005
Cost of Removal Regulatory Liability	149,651	139,611
Other Regulatory Liabilities	31,904	21,014
Pension and Other Post-Retirement Liabilities	500,946	516,197
Asset Retirement Obligations	125,328	119,246
Other Deferred Credits	155,897	161,346
Total Deferred Credits	2,210,178	2,091,568
Commitments and Contingencies	-	-
Total Capitalization and Liabilities	$6,274,689	$5,935,142

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2013	2012

Operating Activities:
Net Income Available for Common Stock	$153,664	$128,091
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	152,361	125,698
Deferred Income Taxes	102,557	81,696
Excess Tax Benefits Associated with Stock-Based Compensation Awards	-	(1,076)
Other	14,609	4,269
Change in:
Hedging Collateral Deposits	(386)	829
Receivables and Unbilled Utility Revenue	(109,403)	(50,906)
Gas Stored Underground and Materials and Supplies	32,391	37,156
Prepayments and Other Current Assets	4,389	5,038
Accounts Payable	20,456	(10,933)
Amounts Payable to Customers	(1,725)	1,808
Customer Advances	(23,910)	(19,439)
Customer Security Deposits	(804)	(300)
Other Accruals and Current Liabilities	39,273	59,250
Other Assets	(6,200)	(5,555)
Other Liabilities	(10,417)	994
Net Cash Provided by Operating Activities	$366,855	$356,620

Investing Activities:
Capital Expenditures	$(339,737)	$(517,330)
Other	(3,445)	(789)
Net Cash Used in Investing Activities	$(343,182)	$(518,119)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(171,000)	$(20,000)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	-	1,076
Reduction of Long-Term Debt	(250,000)	(150,000)
Net Proceeds From Issuance of Long-Term Debt	495,415	496,085
Dividends Paid on Common Stock	(60,879)	(58,877)
Net Proceeds From Issuance of Common Stock	710	5,030
Net Cash Provided By Financing Activities	$14,246	$273,314
Net Increase in Cash and Temporary
Cash Investments	37,919	111,815
Cash and Temporary Cash Investments
at Beginning of Period	74,494	80,428
Cash and Temporary Cash Investments
at March 31	$112,413	$192,243

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2013	2012	Variance	2013	2012	Variance
Total Operating Revenues	$168,080	$136,926	$31,154	$323,529	$272,899	$50,630

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	16,940	14,441	2,499	31,372	28,301	3,071
Lease Operating Expense	27,863	20,978	6,885	53,558	39,583	13,975
All Other Operation and Maintenance Expense	1,920	1,542	378	7,420	3,074	4,346
Property, Franchise and Other Taxes	4,176	12,188	(8,012)	7,434	14,734	(7,300)
Depreciation, Depletion and Amortization	59,147	42,339	16,808	111,070	83,822	27,248
	110,046	91,488	18,558	210,854	169,514	41,340

Operating Income	58,034	45,438	12,596	112,675	103,385	9,290

Other Income (Expense):
Interest Income	404	320	84	874	668	206
Other Interest Expense	(10,041)	(7,189)	(2,852)	(18,736)	(12,493)	(6,243)

Income Before Income Taxes	48,397	38,569	9,828	94,813	91,560	3,253
Income Tax Expense	20,686	16,377	4,309	40,422	39,053	1,369
Net Income	$27,711	$22,192	$5,519	$54,391	$52,507	$1,884

Net Income Per Share (Diluted)	$0.33	$0.27	$0.06	$0.65	$0.63	$0.02

	Three Months Ended			Six Months Ended
	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$46,383	$42,120	$4,263	$89,842	$77,345	$12,497
Intersegment Revenues	23,712	21,294	2,418	46,509	42,359	4,150
Total Operating Revenues	70,095	63,414	6,681	136,351	119,704	16,647

Operating Expenses:
Purchased Gas	309	127	182	1,095	128	967
Operation and Maintenance	20,433	20,529	(96)	39,873	40,042	(169)
Property, Franchise and Other Taxes	5,684	5,505	179	11,117	10,913	204
Depreciation, Depletion and Amortization	8,823	9,892	(1,069)	17,349	19,983	(2,634)
	35,249	36,053	(804)	69,434	71,066	(1,632)

Operating Income	34,846	27,361	7,485	66,917	48,638	18,279

Other Income (Expense):
Interest Income	56	34	22	120	90	30
Other Income	106	481	(375)	1,449	1,507	(58)
Other Interest Expense	(6,659)	(6,566)	(93)	(12,835)	(12,899)	64

Income Before Income Taxes	28,349	21,310	7,039	55,651	37,336	18,315
Income Tax Expense	11,553	8,469	3,084	21,923	14,535	7,388
Net Income	$16,796	$12,841	$3,955	$33,728	$22,801	$10,927

Net Income Per Share (Diluted)	$0.20	$0.15	$0.05	$0.40	$0.27	$0.13

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$303,389	$296,786	$6,603	$511,953	$505,596	$6,357
Intersegment Revenues	6,396	5,551	845	10,707	9,940	767
Total Operating Revenues	309,785	302,337	7,448	522,660	515,536	7,124

Operating Expenses:
Purchased Gas	168,143	166,845	1,298	274,084	275,250	(1,166)
Operation and Maintenance	58,331	58,649	(318)	101,592	103,982	(2,390)
Property, Franchise and Other Taxes	12,054	12,024	30	22,409	22,571	(162)
Depreciation, Depletion and Amortization	10,737	10,505	232	21,244	21,066	178
	249,265	248,023	1,242	419,329	422,869	(3,540)

Operating Income	60,520	54,314	6,206	103,331	92,667	10,664

Other Income (Expense):
Interest Income	67	75	(8)	953	721	232
Other Income	222	435	(213)	441	677	(236)
Other Interest Expense	(6,885)	(8,240)	1,355	(15,120)	(16,400)	1,280

Income Before Income Taxes	53,924	46,584	7,340	89,605	77,665	11,940
Income Tax Expense	19,408	18,309	1,099	32,211	30,037	2,174
Net Income	$34,516	$28,275	$6,241	$57,394	$47,628	$9,766

Net Income Per Share (Diluted)	$0.41	$0.34	$0.07	$0.68	$0.57	$0.11

	Three Months Ended			Six Months Ended
	March 31,			March 31,
ENERGY MARKETING SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$78,989	$75,223	$3,766	$123,154	$126,445	$(3,291)
Intersegment Revenues	208	269	(61)	634	556	78
Total Operating Revenues	79,197	75,492	3,705	123,788	127,001	(3,213)

Operating Expenses:
Purchased Gas	70,565	68,271	2,294	112,721	117,361	(4,640)
Operation and Maintenance	1,651	1,826	(175)	3,245	3,572	(327)
Property, Franchise and Other Taxes	9	14	(5)	67	23	44
Depreciation, Depletion and Amortization	23	23	-	45	47	(2)
	72,248	70,134	2,114	116,078	121,003	(4,925)

Operating Income	6,949	5,358	1,591	7,710	5,998	1,712

Other Income (Expense):
Interest Income	43	33	10	96	69	27
Other Income	15	27	(12)	28	62	(34)
Other Interest Expense	(9)	(4)	(5)	(20)	(8)	(12)

Income Before Income Taxes	6,998	5,414	1,584	7,814	6,121	1,693
Income Tax Expense	2,715	2,104	611	3,036	2,382	654
Net Income	$4,283	$3,310	$973	$4,778	$3,739	$1,039

Net Income Per Share (Diluted)	$0.05	$0.04	$0.01	$0.06	$0.04	$0.02

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$761	$1,023	$(262)	$1,778	$1,960	$(182)
Intersegment Revenues	7,898	3,159	4,739	13,377	6,520	6,857
Total Operating Revenues	8,659	4,182	4,477	15,155	8,480	6,675

Operating Expenses:
Operation and Maintenance	1,357	969	388	2,582	1,918	664
Property, Franchise and Other Taxes	217	193	24	514	364	150
Depreciation, Depletion and Amortization	1,100	198	902	2,253	393	1,860
	2,674	1,360	1,314	5,349	2,675	2,674

Operating Income	5,985	2,822	3,163	9,806	5,805	4,001

Other Income (Expense):
Interest Income	42	37	5	82	99	(17)
Other Income	(1)	(74)	73	(36)	(149)	113
Other Interest Expense	(578)	(408)	(170)	(1,048)	(862)	(186)

Income Before Income Taxes	5,448	2,377	3,071	8,804	4,893	3,911
Income Tax Expense	2,384	1,038	1,346	3,854	2,150	1,704
Net Income	$3,064	$1,339	$1,725	$4,950	$2,743	$2,207

Net Income Per Share (Diluted)	$0.04	$0.02	$0.02	$0.06	$0.03	$0.03

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
CORPORATE	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$224	$231	$(7)	$424	$487	$(63)
Intersegment Revenues	957	1,028	(71)	1,505	2,056	(551)
Total Operating Revenues	1,181	1,259	(78)	1,929	2,543	(614)

Operating Expenses:
Operation and Maintenance	3,779	3,708	71	6,960	7,056	(96)
Property, Franchise and Other Taxes	545	553	(8)	807	1,102	(295)
Depreciation, Depletion and Amortization	200	194	6	400	387	13
	4,524	4,455	69	8,167	8,545	(378)

Operating Loss	(3,343)	(3,196)	(147)	(6,238)	(6,002)	(236)

Other Income (Expense):
Interest Income	23,892	22,463	1,429	47,196	42,769	4,427
Other Income	745	785	(40)	619	893	(274)
Interest Expense on Long-Term Debt	(22,786)	(20,425)	(2,361)	(44,234)	(39,066)	(5,168)
Other Interest Expense	(718)	(1,616)	898	(1,631)	(2,480)	849

Loss Before Income Taxes	(2,210)	(1,989)	(221)	(4,288)	(3,886)	(402)
Income Tax Benefit	(1,560)	(1,424)	(136)	(2,711)	(2,559)	(152)
Net Loss	$(650)	$(565)	$(85)	$(1,577)	$(1,327)	$(250)

Net Loss Per Share (Diluted)	$(0.01)	$(0.01)	$-	$(0.02)	$(0.01)	$(0.01)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2013	2012	Variance	2013	2012	Variance
Intersegment Revenues	$(39,171)	$(31,301)	$(7,870)	$(72,732)	$(61,431)	$(11,301)

Operating Expenses:
Purchased Gas	(29,200)	(26,706)	(2,494)	(56,165)	(52,009)	(4,156)
Operation and Maintenance	(9,971)	(4,595)	(5,376)	(16,567)	(9,422)	(7,145)
	(39,171)	(31,301)	(7,870)	(72,732)	(61,431)	(11,301)

Operating Income	-	-	-	-	-	-

Other Income (Expense):
Interest Income	(24,364)	(22,770)	(1,594)	(47,795)	(43,119)	(4,676)
Other Interest Expense	24,364	22,770	1,594	47,795	43,119	4,676

Net Income	$-	$-	$-	$-	$-	$-

Net Income Per Share (Diluted)	$-	$-	$-	$-	$-	$-

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)

					Increase					Increase
	2013		2012		(Decrease)	2013		2012		(Decrease)

Capital Expenditures:
Exploration and Production	$132,886	(1)	$217,254	(3)	$(84,368)	$260,538	(1)(2)	$409,131	(3)(4)	$(148,593)
Pipeline and Storage	11,614	(1)	19,031	(3)	(7,417)	37,365	(1)(2)	63,221	(3)(4)	(25,856)
Utility	14,132	(1)	14,076	(3)	56	28,496	(1)(2)	25,340	(3)(4)	3,156
Energy Marketing	122		126		(4)	305		266		39
Total Reportable Segments	158,754		250,487		(91,733)	326,704		497,958		(171,254)
All Other	8,952	(1)	12,233	(3)	(3,281)	22,615	(1)(2)	43,637	(3)(4)	(21,022)
Corporate	-		94		(94)	8		170		(162)
Total Capital Expenditures	$167,706		$262,814		$(95,108)	$349,327		$541,765		$(192,438)

(1)

Capital expenditures for the quarter and six months ended March 31, 2013 include accounts payable and accrued liabilities related to capital expenditures of $66.2 million, $7.8 million, $0.7 million, and $2.4 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively.  These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2013 since they represent non-cash investing activities at that date.

(2)  Capital expenditures for the six months ended March 31, 2013 exclude capital expenditures of $38.9 million, $12.7 million, $3.2 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively.  These amounts were in accounts payable and accrued liabilities at September 30, 2012 and paid during the six months ended March 31, 2013.     These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2012 since they represented non-cash investing activities at that date.  These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2013.

(3)   Capital expenditures for the quarter and six months ended March 31, 2012 include accounts payable and accrued liabilities related to capital expenditures of $127.0 million, $13.6 million, $0.2 million and $8.8 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2012 since they represented non-cash investing activities at that date.

(4)  Capital expenditures for the six months ended March 31, 2012 exclude capital expenditures of $103.3 million, $16.4 million, $2.3 million and $3.1 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively.  These amounts were in accounts payable and accrued liabilities at September 30, 2011 and paid during the six months ended March 31, 2012.  These amounts were excluded from the Consolidated Statements of Cash Flows at September  30, 2011 since they represented non-cash investing activities at that date.  These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2012.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended March 31	Normal	2013	2012	Normal (1)	Last Year (1)

Buffalo, NY	3,290	3,145	2,572	(4.4)	22.3
Erie, PA	3,108	3,067	2,403	(1.3)	27.6

Six Months Ended March 31

Buffalo, NY	5,543	5,181	4,420	(6.5)	17.2
Erie, PA	5,152	4,965	4,124	(3.6)	20.4

(1)	Percents compare actual 2013 degree days to normal degree days and actual 2013 degree days to actual 2012 degree days. Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	23,983	13,236	10,747	43,479	26,347	17,132
West Coast	716	828	(112)	1,461	1,645	(184)
Total Production	24,699	14,064	10,635	44,940	27,992	16,948

Average Prices (Per Mcf)
Appalachia	$3.29	$2.74	$0.55	$3.32	$3.06	$0.26
West Coast	3.70	3.49	0.21	3.73	4.22	(0.49)
Weighted Average	3.30	2.78	0.52	3.33	3.13	0.20
Weighted Average after Hedging	3.98	4.64	(0.66)	4.03	4.71	(0.68)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	6	8	(2)	12	18	(6)
West Coast	685	717	(32)	1,393	1,426	(33)
Total Production	691	725	(34)	1,405	1,444	(39)

Average Prices (Per Barrel)
Appalachia	$95.20	$100.35	$(5.15)	$91.72	$93.54	$(1.82)
West Coast	106.29	112.17	(5.88)	103.14	110.71	(7.57)
Weighted Average	106.19	112.05	(5.86)	103.05	110.50	(7.45)
Weighted Average after Hedging	99.08	93.40	5.68	97.86	92.39	5.47

Total Production (Mmcfe)	28,845	18,414	10,431	53,370	36,656	16,714

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.59	$0.78	$(0.19)	$0.59	$0.77	$(0.18)
Lease Operating Expense per Mcfe (1)	$0.97	$1.14	$(0.17)	$1.00	$1.08	$(0.08)
Depreciation, Depletion & Amortization per Mcfe (1)	$2.05	$2.30	$(0.25)	$2.08	$2.29	$(0.21)

(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Six Months of Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	0.9 MMBBL	$94.92 / BBL
Gas	38.7 BCF	$4.49 / MCF

Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	1.6 MMBBL	$100.26 / BBL
Gas	62.7 BCF	$4.28 / MCF

Hedging Summary for Fiscal 2015

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$93.66 / BBL
Gas	39.7 BCF	$4.27 / MCF

Hedging Summary for Fiscal 2016

SWAPS	Volume	Average Hedge Price
Oil	0.4 MMBBL	$88.39 / BBL
Gas	37.3 BCF	$4.35 / MCF

Hedging Summary for Fiscal 2017

SWAPS	Volume	Average Hedge Price
Gas	23.0 BCF	$4.19 / MCF

Gross Wells in Process of Drilling
Six Months Ended March 31, 2013
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	1.000	2.000
Developmental	82.000	0.000	82.000
Wells Commenced
Exploratory	0.000	4.000	4.000
Developmental	20.000	53.000	73.000
Wells Completed
Exploratory	0.000	5.000	5.000
Developmental	26.000	51.000	77.000
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	0.000	0.000	0.000
Wells in Process - End of Period
Exploratory	1.000	0.000	1.000
Developmental	76.000	2.000	78.000

Net Wells in Process of Drilling
Six Months Ended March 31, 2013
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	0.125	1.125
Developmental	59.500	0.000	59.500
Wells Commenced
Exploratory	0.000	0.500	0.500
Developmental	20.000	52.996	72.996
Wells Completed
Exploratory	0.000	0.625	0.625
Developmental	23.500	50.996	74.496
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	0.000	0.000	0.000
Wells in Process - End of Period
Exploratory	1.000	0.000	1.000
Developmental	56.000	2.000	58.000

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Firm Transportation - Affiliated	43,228	37,490	5,738	71,462	63,668	7,794
Firm Transportation - Non-Affiliated	131,547	80,560	50,987	226,726	137,990	88,736
Interruptible Transportation	714	456	258	1,966	1,264	702
	175,489	118,506	56,983	300,154	202,922	97,232

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Retail Sales:
Residential Sales	25,372	21,384	3,988	40,525	35,933	4,592
Commercial Sales	3,871	3,161	710	5,838	5,155	683
Industrial Sales	405	187	218	706	288	418
	29,648	24,732	4,916	47,069	41,376	5,693
Off-System Sales	4,288	6,799	(2,511)	6,716	9,544	(2,828)
Transportation	27,616	22,719	4,897	46,254	39,647	6,607
	61,552	54,250	7,302	100,039	90,567	9,472

Energy Marketing Volumes
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Natural Gas (MMcf)	17,393	17,727	(334)	27,758	28,039	(281)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2013 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2013 (Diluted earnings per share guidance*)				from prices used in guidance* ^

				$0.50 change per MMBtu gas				$5 change per Bbl oil
	Range			Increase		Decrease		Increase		Decrease

Consolidated Earnings	$2.95	-	$3.10	+$	0.05	-$	0.05	+$	0.02	-$	0.02

* Please refer to forward looking statement footnote beginning at page 7 of this document.

'

^ This sensitivity table is current as of May 2, 2013 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales.  This revenue is based upon pricing used in the Company's earnings forecast.  For its fiscal 2013 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.00 per MMBtu for natural gas and $85 per Bbl for crude oil.  The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

Page 25.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

ADJUSTED EBITDA

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted EBITDA, which is a non-GAAP financial measure.  The Company believes that this non-GAAP financial measure is useful to investors because it provides an alternative method for assessing the Company's ongoing operating results.  The Company's management uses this non-GAAP financial measure for the same purpose, and for planning and forecasting purposes.  The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items:  interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.  Management believes Adjusted EBITDA is an important measure of the Company’s cash flow and liquidity, and a key measure for comparing the Company’s financial performance to other companies.

The following tables reconcile National Fuel's net income to Adjusted EBITDA for the three and six months ended March 31, 2013:

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2013	2012	2013	2012
(in thousands)
Reported GAAP Earnings	$85,720	$67,392	$153,664	$128,091
Depreciation, Depletion and Amortization	80,030	63,151	152,361	125,698
Interest and Other Income	(1,227)	(1,846)	(4,028)	(4,287)
Interest Expense	23,312	21,678	45,829	41,089
Income Taxes	55,186	44,873	98,735	85,598
Pennsylvania Impact Fee	-	6,206	-	6,206
Adjusted EBITDA	$243,021	$201,454	$446,561	$382,395

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)	2013	2012

Operating Revenues	$597,826,000	$552,309,000

Net Income Available for Common Stock	$85,720,000	$67,392,000

Earnings Per Common Share:
Basic	$1.03	$0.81
Diluted	$1.02	$0.81

Weighted Average Common Shares:
Used in Basic Calculation	83,498,508	83,107,884
Used in Diluted Calculation	84,159,734	83,678,261

Six Months Ended March 31 (unaudited)

Operating Revenues	$1,050,680,000	$984,732,000

Net Income Available for Common Stock	$153,664,000	$128,091,000

Earnings Per Common Share:
Basic	$1.84	$1.54
Diluted	$1.83	$1.53

Weighted Average Common Shares:
Used in Basic Calculation	83,443,805	82,988,750
Used in Diluted Calculation	84,127,705	83,712,681

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$1,692,801,000	$1,651,745,000

Net Income Available for Common Stock	$245,650,000	$212,338,000

Earnings Per Common Share:
Basic	$2.95	$2.56
Diluted	$2.93	$2.54

Weighted Average Common Shares:
Used in Basic Calculation	83,355,109	82,852,270
Used in Diluted Calculation	83,928,901	83,747,858